Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

Aug. 5, 2019

WEC Energy Group posts second-quarter and first-half results

MILWAUKEE - WEC Energy Group (NYSE: WEC) today reported net income of $235.7 million, or 74 cents per share for the second quarter of 2019 - up from $231 million, or 73 cents per share for the second quarter last year.

For the first six months of 2019, the company recorded net income of $655.8 million, or $2.07 per share - up from $621.1 million, or $1.96 per share in the corresponding period a year ago.

Consolidated revenues totaled $4.0 billion for the first six months of 2019, flat compared to revenues for the first half of 2018.

“Our focus on financial discipline and operating efficiency were major factors driving our positive results - despite very mild weather in this year's second quarter,” said Gale Klappa, executive chairman.

Retail deliveries of electricity - excluding the iron ore mine in Michigan’s Upper Peninsula - were down by 5.9 percent in the second quarter of 2019, compared to the second quarter of 2018.

Residential electricity use dropped by 8.9 percent and electricity consumption by small commercial and industrial customers was 5.2 percent lower. Electricity use by large commercial and industrial customers - excluding the iron ore mine - was down by 4.1 percent during the second quarter of 2019 compared to the same period last year.

On a weather-normal basis, retail deliveries of electricity during the second quarter of this year - excluding the iron ore mine - decreased by 1.6 percent.

Second quarter natural gas deliveries in Wisconsin, excluding gas used for power generation, fell by 2.9 percent. On a weather-normal basis, natural gas deliveries rose by 0.7 percent.

Exhibit 99

At the end of June, the company was serving approximately 11,000 more electric customers and 23,000 more natural gas customers than at the same time a year ago.

The company is raising its earnings guidance for 2019 to a range of $3.50 to $3.53 per share with an expectation of reaching the top end of the range. This assumes normal weather for the remainder of the year.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Monday, Aug. 5. The call will review 2019 second-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 2205159.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q2 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its second-quarter performance. The materials will be available at 6:30 a.m. Central time, Monday, Aug. 5.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Aug. 19, 2019. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 2205159.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 50,000 stockholders of record, 8,000 employees and nearly $34 billion of assets.

Exhibit 99

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements.  Readers are cautioned not to place undue reliance on these statements.  Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results.  In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued adoption of distributed generation by the company’s customers; energy conservation efforts; the company's ability to successfully acquire and/or dispose of assets and projects; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of American Transmission Co. as well as projects in which the company's energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and "Risk Factors" contained in the company’s Form 10-K for the year ended Dec. 31, 2018, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Six Months Ended
	June 30		June 30
(in millions, except per share amounts)	2019	2018	2019	2018
Operating revenues	$1,590.2	$1,672.5	$3,967.6	$3,959.0

Operating expenses
Cost of sales	491.9	547.7	1,501.5	1,519.8
Other operation and maintenance	503.6	537.7	1,054.2	1,049.6
Depreciation and amortization	229.9	206.7	456.3	415.3
Property and revenue taxes	50.2	49.6	98.2	98.4
Total operating expenses	1,275.6	1,341.7	3,110.2	3,083.1

Operating income	314.6	330.8	857.4	875.9

Equity in earnings of transmission affiliates	36.9	28.7	73.0	61.5
Other income, net	23.6	31.4	54.5	38.9
Interest expense	124.1	108.5	248.5	215.2
Other expense	(63.6)	(48.4)	(121.0)	(114.8)

Income before income taxes	251.0	282.4	736.4	761.1
Income tax expense	15.2	51.1	80.2	139.4
Net income	235.8	231.3	656.2	621.7

Preferred stock dividends of subsidiary	0.3	0.3	0.6	0.6
Net loss attributed to noncontrolling interests	0.2	—	0.2	—
Net income attributed to common shareholders	$235.7	$231.0	$655.8	$621.1

Earnings per share
Basic	$0.75	$0.73	$2.08	$1.97
Diluted	$0.74	$0.73	$2.07	$1.96

Weighted average common shares outstanding
Basic	315.4	315.5	315.4	315.5
Diluted	316.7	316.9	316.7	316.9

Dividends per share of common stock	$0.5900	$0.5525	$1.1800	$1.1050

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$37.9	$84.5
Accounts receivable and unbilled revenues, net of reserves of $143.3 and $149.2, respectively	1,004.3	1,280.9
Materials, supplies, and inventories	461.4	548.2
Prepayments	254.8	256.8
Other	80.3	77.2
Current assets	1,838.7	2,247.6

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $8,705.0 and $8,636.6, respectively	22,535.8	22,000.9
Regulatory assets	4,007.0	3,805.1
Equity investment in transmission affiliates	1,696.5	1,665.3
Goodwill	3,052.8	3,052.8
Other	803.5	704.1
Long-term assets	32,095.6	31,228.2
Total assets	$33,934.3	$33,475.8

Liabilities and Equity

Current liabilities
Short-term debt	$1,262.7	$1,440.1
Current portion of long-term debt	766.5	365.0
Accounts payable	715.6	876.4
Accrued payroll and benefits	159.3	185.4
Other	457.9	464.8
Current liabilities	3,362.0	3,331.7

Long-term liabilities
Long-term debt	9,921.0	9,994.0
Deferred income taxes	3,598.1	3,388.1
Deferred revenue, net	508.7	520.4
Regulatory liabilities	4,243.6	4,251.6
Environmental remediation liabilities	631.8	616.4
Pension and OPEB obligations	414.0	422.8
Other	1,106.8	1,108.1
Long-term liabilities	20,424.0	20,301.4

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,435,820 and 315,523,192 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,197.9	4,250.1
Retained earnings	5,821.7	5,538.2
Accumulated other comprehensive loss	(6.6)	(2.6)
Common shareholders' equity	10,016.2	9,788.9

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	101.7	23.4
Total liabilities and equity	$33,934.3	$33,475.8

Exhibit 99

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Six Months Ended
	June 30
(in millions)	2019	2018
Operating Activities
Net income	$656.2	$621.7
Reconciliation to cash provided by operating activities
Depreciation and amortization	456.3	415.3
Deferred income taxes and investment tax credits, net	96.1	31.7
Contributions and payments related to pension and OPEB plans	(8.3)	(9.7)
Equity income in transmission affiliates, net of distributions	(9.4)	4.9
Change in –
Accounts receivable and unbilled revenues	267.9	235.5
Materials, supplies, and inventories	87.0	72.6
Other current assets	20.0	78.8
Accounts payable	(222.7)	(85.0)
Other current liabilities	(55.1)	0.1
Other, net	3.2	147.5
Net cash provided by operating activities	1,291.2	1,513.4

Investing Activities
Capital expenditures	(855.2)	(915.5)
Acquisition of Upstream Wind Energy LLC, net of cash and restricted cash acquired of $9.2	(268.2)	—
Acquisition of Forward Wind Energy Center	—	(77.1)
Capital contributions to transmission affiliates	(21.9)	(32.4)
Proceeds from the sale of assets and businesses	30.0	7.9
Proceeds from the sale of investments held in rabbi trust	0.1	16.5
Reimbursement for American Transmission Company LLC's construction costs	32.4	—
Other, net	16.4	3.8
Net cash used in investing activities	(1,066.4)	(996.8)

Financing Activities
Exercise of stock options	50.1	5.1
Purchase of common stock	(106.3)	(19.8)
Dividends paid on common stock	(372.3)	(348.7)
Issuance of long-term debt	350.0	600.0
Retirement of long-term debt	(17.3)	(681.4)
Change in short-term debt	(177.4)	(74.6)
Other, net	(7.0)	(3.8)
Net cash used in financing activities	(280.2)	(523.2)

Net change in cash, cash equivalents, and restricted cash	(55.4)	(6.6)
Cash, cash equivalents, and restricted cash at beginning of period	146.1	58.6
Cash, cash equivalents, and restricted cash at end of period	$90.7	$52.0